Exhibit 99.1

XTI Aerospace Regains Compliance with Nasdaq Listing Requirements

ENGLEWOOD, Colo., February 12, 2025 — XTI Aerospace, Inc. (NASDAQ: XTIA) (“XTI Aerospace” or the “Company”), a pioneer in advanced aircraft design, today announced that it has received formal notification from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the company has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2).

This notification follows XTI Aerospace’s recent efforts to address its non-compliance status, which was triggered when the company’s common stock failed to maintain a minimum bid price of $1.00 per share over the required consecutive 30-business-day period.

“We are pleased to have achieved compliance with Nasdaq’s listing requirements,” said Brooke Turk, CFO of XTI Aerospace. “This announcement further evidences the progress we’ve made as we continue executing on our long-term growth strategy, and we look forward to delivering continued value to our shareholders.”

Nasdaq’s confirmation acknowledges that the closing bid price of XTI Aerospace’s common stock has been at $1.00 per share or greater for more than 10 consecutive business days, as required to regain compliance.

XTI Aerospace remains fully focused on executing its strategic initiatives to drive growth, deliver long-term value to shareholders, and continue advancing its industry-leading solutions in vertical takeoff and landing (VTOL) aircraft technology.

About XTI Aerospace, Inc.

XTI Aerospace, Inc. (XTIAerospace.com) (NASDAQ: XTIA) is the parent company of XTI Aircraft Company, an aviation business based near Denver, Colorado, currently developing the TriFan 600, a fixed-wing business aircraft designed to have the vertical takeoff and landing (“VTOL”) capability of a helicopter, speeds of 345 mph and a range of 700 miles. Additionally, the Inpixon (inpixon.com) business unit of XTI Aerospace is a leader in real-time location systems (“RTLS”) technology with customers around the world who use the Company’s location intelligence solutions in factories and other industrial facilities to help optimize operations, increase productivity, and enhance safety. For more information about XTI Aerospace, please visit XTIAerospace.com, and follow the company on LinkedIn, X, and YouTube.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this press release, including without limitation, statements about the products under development by XTI, the advantages of XTI’s technology, and XTI’s customers, plans and strategies are forward-looking statements.

Some of these forward-looking statements can be identified by the use of forward-looking words, including “believe,” “continue,” “could,” “would,” “will,” “estimate,” “expect,” “intend,” “plan,” “target,” “projects,” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts, and assumptions that, while considered reasonable by XTI Aerospace and its management, are inherently uncertain, and many factors may cause the actual results to differ materially from current expectations. XTI undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise. Readers are urged to carefully review and consider the risk factors discussed from time to time in XTI’s filings with the SEC, including those factors discussed under the caption “Risk Factors” in its most recent annual report on Form 10-K, filed with the SEC on April 16, 2024, and in subsequent reports filed with or furnished to the SEC.

Contacts

General inquiries:
Email: contact@xtiaerospace.com
Web: https://xtiaerospace.com/contact/

Investor Relations:
Crescendo Communications
Tel: +1 212-671-1020
Email: XTIA@crescendo-ir.com